EXHIBIT 5.1

                            GRAUBARD MOLLEN & MILLER
                                600 Third Avenue
                               New York, NY 10016



                                                October 10, 2000



Winstar Communications, Inc.
685 Third Avenue
New York, New York 10017

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to you in connection with the offering by Winstar Communications, Inc. ("Company"), of (i) up to 5,000,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"), pursuant to options that may be granted under the Company's 1995 Performance Equity Plan ("1995 Plan"), (ii) up to 10,000,000 shares of Common Stock pursuant to options that may be granted under the Company's 2000 Performance Equity Plan ("2000 Plan") and (iii) up to 2,749,187 shares of Common Stock pursuant to options outstanding under certain of the Company's other employee benefit plans ("Other Benefit Plans").

                  In such capacity, we have examined, among other documents, the 1995 Plan, the 2000 Plan, the Other Benefit Plans and the forms of the Stock Option Agreements between the Company and the grantees of options under the 1995 Plan, the 2000 Plan and Other Benefit Plans, copies of the Amended and Restated Certificate of Incorporation and By-Laws, as amended, of the Company, and copies of resolutions adopted by the Company's Board of Directors relating, among other things, to the amendment to the 1995 Plan, the adoption of the 2000 Plan and the authorization and sale of the shares of Common Stock to be sold pursuant to the 1995 Plan, the 2000 Plan and Other Benefit Plans and minutes of a meeting of the stockholders of the Company at which the amendment of the 1995 Plan and the 2000 Plan was approved. We have assumed that all of the Stock Option Agreements between the Company and the grantees of options under the 1995 Plan, 2000 Plan and Other Benefit Plans are or will be in the same form as the forms of Stock Option Agreements we examined. In addition, we have examined and relied upon, to the extent we deemed such reliance proper, certificates of officers and directors of the Company, certificates of certain public officials and such other records and documents as we have considered necessary and proper in order that we may render the opinion hereinafter set forth. We have assumed the authenticity of such Amended and Restated Certificate of Incorporation, By-Laws, as amended, resolutions, certificates, records and other documents examined by us and the correctness of all statements of fact contained therein, and nothing has come to our attention that indicates that such documents and other items are not authentic or correct. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced documents. We have not examined the certificates for the shares of Common Stock other than specimens thereof.



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Winstar Communications, Inc.
October 10, 2000
Page 2



                  As members of the Bar of the State of New York, we do not purport to be experts in the laws of any jurisdiction other than the State of New York and with respect to the federal laws of the United States.

                  Based on the foregoing, we are of the opinion that the shares of Common Stock being offered pursuant to the 1995 Plan, 2000 Plan and Other Benefit Plans, and the terms of the 1995 Plan, 2000 Plan and Other Benefit Plans have been duly authorized and, when issued and delivered against payment therefor, as contemplated by the Stock Option Agreements, will be validly issued and fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                  This opinion is being delivered to you solely for your benefit and may not be relied upon in any manner by any other person.

                                           Very truly yours,

                                           /s/ Graubard Mollen & Miller

                                           GRAUBARD MOLLEN & MILLER